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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 5, 2001

                      MODERN MEDICAL MODALITIES CORPORATION
             (Exact name of registrant as specified in its charter)


NEW JERSEY                          000-23416                         22-3318886
(State or other                     (Commission                    (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


                            1719 Route 10, SUITE 117
                          PARSIPPANY, NEW JERSEY 07054
          (Address of principal executive offices, including zip code)

                                 (973) 538-9955
              (Registrant's telephone number, including area code)


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Item 4.    Changes in Registrant's Certifying Accountants.

         On January 5, 2001, Lazar, Levine & Felix, LLP ("Lazar"), the independent certified public accountants for Modern Medical Modalities Corporation (the "Company") were dismissed as the Company's independent certified public accountants. During the year ended December 31, 1999 the report by Lazar on the financial statements of the Company contained a going concern opinion. During the Company's fiscal year ended December 31, 1999 and subsequent period up to January 5, 2001, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         On January 5, 2001, upon receipt of approval of its Board of Directors, the Company engaged Liebman, Goldberg & Drogin, LLP ("Liebman") to serve as the Company's independent certified public accountants. During the year ended December 31, 1998, Liebman audited the Company's financial statements and rendered a report on the Company's financial statements containing a going concern opinion. During the Company's fiscal year ended December 31, 1999, and during any subsequent period through January 5, 2001, the Company did not consult with Liebman on any accounting or auditing issues other than in connection with the audit of the Company's December 31, 1998 financial statements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                 *Exhibit 1 - Letter from Lazar.

*to be filed by amendment


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2001


                                          MODERN MEDICAL MODALITIES CORPORATION

                                          By: /s/ Roger Findlay
                                             ----------------------
                                          Name: Roger Findlay
                                          Title: President